EXHIBIT 4.2
AMENDMENT NO. 4 TO
GREEN BALLAST, INC.
8% SENIOR SECURED NOTE

THIS AMENDMENT NO. 4, dated as of February 29, 2012 (the “Amendment”), to the 8% Senior Secured Note, dated as of April 15, 2011, as amended from time to time (the “GBL Note”), by Green Ballast, Inc., a Delaware corporation (the “Company”).

WHEREAS, the Company issued the GBL Note to Green Ballast LLC, a Tennessee limited liability company (the “Holder”) on April 15, 2011; and

WHEREAS, the Company and the Holder desire to enter into this Amendment.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and agreed, the Company and the Holder agree as follows:

1. Section 6(a)(vi) of the GBL Note is hereby amended by deleting Section 6(a)(vi) in its entirety and replacing it with the following:

vi.           if at any time after April 1, 2012, the Common Stock shall not be eligible for listing or quotation for trading on a Trading Market and shall not be eligible to resume listing or quotation for trading thereon within five (5) Trading Days, or the Company fails to use its best efforts to cause the Common Stock to be listed or quoted on a Trading Market after April 1, 2012; provided however, that in the event the Company (i) files an S-1 to register for resale the Holder’s Common Stock (including the Conversion Shares issuable upon conversion thereof) and (ii) reasonably diligently responds to comments from the Commission or otherwise uses its best efforts to seek effectiveness of the S-1, the Company shall not be deemed to be in default or breach of this Note if the Commission fails to declare the S-1 effective by February 1, 2012, thereby causing to delay or prevent the Common Stock from becoming eligible for listing or quotation for trading on a Trading Market;

2. Except to the extent amended hereby, the GBL Note shall remain in full force and effect.

3. All capitalized terms used herein, and not otherwise defined herein, have the respective meanings given to such terms in the GBL Note.

4. This Amendment may be executed in any number of counterparts, each of which shall constitute an original document. Electronic signatures, whether by fax, e-mail, or other electronic means, shall be treated as original signatures.

[Signature page to follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed the day and year first set forth above.

COMPANY:

GREEN BALLAST, INC.

By:	/s/ Kevin Adams
Name:	Kevin Adams
Title:	Chief Executive Officer

HOLDER:

GREEN BALLAST LLC

By:	/s/ Kevin Adams
Name:	Kevin Adams
Title:	Chief Executive Officer

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